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                      BMC INDUSTRIES, INC. SAVINGS PLAN
                                1994 REVISION

                       THIRD DECLARATION OF AMENDMENT


Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "BMC Industries, Inc. Savings Plan--1994 Revision," the undersigned hereby amends said instrument in the following manner:

1.   Subsection 2.1 thereof is amended to read as follows:

     "2.1 ELIGIBILITY REQUIREMENTS. (A) An Employee is eligible to participate in the Plan

          (1) for the purposes of having Pre-Tax Contributions (but not Matching Contributions with respect thereto) made on his or her behalf and making After-Tax Contributions and having a rollover or transfer made on his or her behalf pursuant to Section 3.4, on the day on which he or she first completes an Hour of Actual Service as a Qualified Employee, and

          (2) for the purpose of having Matching Contributions made on his or her behalf, on the first day of the calendar quarter that falls on or next follows the last day of the first Computation Period of the type described in Section 10.1(a) during which he or she completes at least 1000 Hours of Service if he or she is a Qualified Employee on the date on which he or she would otherwise be eligible to participate.

     (B) If the Computation Period described in Subsection (A)(2) with respect to an Employee begins on an Affiliated Organization's first regular business day after the first day of a calendar quarter, notwithstanding Subsection (A)(2), the Employee is eligible to participate in the Plan for the purpose specified as of the first day of the calendar quarter immediately preceding the last day of the Computation Period if the sole reason he or she is not then eligible pursuant to Subsection (A) is that the Computation Period has not ended.

     (C) If an Employee or former Employee has satisfied the service requirements set forth in Subsection(A)(2) but is not a Qualified Employee on the date on which he or she would otherwise be eligible to participate in the Plan for a specified purpose, he or she will become eligible to participate for that purpose on the first day of the calendar quarter that falls on or next follows the date on which he or she completes an Hour of Actual Service as a Qualified Employee, if he
     or she remains a Qualified Employee on the date on which he or she would otherwise become eligible to participate.
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     (D)  Notwithstanding Subsection (A), in conjunction with an acquisition, the Company's Board may specify a special entry date for those qualified Employees with respect to whom pre-acquisition service is taken into account pursuant to Section 10.5"

2.   Subsection 3.1(B)(1) thereof is amended to read as follows:

     "(1) An Active Participant may elect to reduce his or her Compensation by any one percent increment from one percent to a maximum specified by Plan Rules, and the percentage so elected will automatically apply to his or her Compensation as adjusted from time to time. Plan Rules may specify a lower maximum percentage for Active Participants who are Highly Compensated Employees."

3.   Subsection 3.3(b)(1) thereof is amended to read as follows:

     "(1) An Active Participant may elect to contribute any one percent increment of his or her Compensation from one percent to a maximum specified by Plan Rules, and the percentage so elected will automatically apply to his or her Compensation as adjusted from time to time. Plan Rules may specify a lower maximum percentage for Active Participants who are Highly Compensated Employees."

4. Subsection 7.2(A) thereof is amended by substituting "$5000" for "$3500" therein.

5. Section 8.1 thereof is amended by substituting "$5000" for "$3500" each place it appears therein.

6.   Section 12.34 thereof is amended to read as follows:

     "12.34 QUALIFIED EMPLOYEE. A "Qualified Employee" is an Employee who performs services for a Participating Business Unit as a common-law employee (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification) together with any Employee who is a United States citizen and who performs services for a foreign subsidiary of a Participating Employer as a common-law employee of the foreign subsidiary (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification), with respect to which subsidiary such Participating Employer has entered into an agreement under Code section 3121(1), but only if contributions under a funded plan of deferred compensation, which is sponsored by such foreign subsidiary or a Participating Employer, are not provided for such person with respect to remuneration paid to him by such foreign subsidiary, provided that such person is employed at a facility, or within a division or business unit, the eligible employees of which have been designated by the Participating Employer to participate in the Plan. In no event, however, will the term Qualified Employee include any individual who is

          (a) covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative

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     and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan; or

          (b) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); or

          (c)  a leased employee as defined under Code section 414(n)(2)."

The amendments set forth at items 1 and 6 are effective as of March 1, 1998. The amendments set forth at items 2 and 3 above are effective as of April 1, 1998. The amendments set forth at items 4 and 5 above are effective as of January 1, 1998 and apply to all Participants, including those who terminated employment before January 1, 1998 and the Beneficiaries of deceased Participants, including those who died before January 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 28th day of February, 1998.

                                       BMC INDUSTRIES, INC.



Attest: /s/ Jon A. Dobson              By: /s/ Stefan Peterson
        ------------------------------     ------------------------------
        Secretary                          Director of Compensation,
                                           Benefits & HRIS

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